Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements Nos. 1333-173617, 333-147625, 333-132229, 333-120816, 333-176768, 333-189572, 333-196665 and 333-182256 on Form S-8 of our reports dated February 26, 2015 relating to the consolidated financial statements and financial statement schedule of Mitel Networks Corporation and subsidiaries and the effectiveness of Mitel Networks Corporation and subsidiaries’ internal control over financial reporting appearing in this Report on Form 10-K of Mitel Networks Corporation for the year ended December 31, 2014.

/s/ Deloitte LLP

Chartered Professional Accountants, Chartered Accountants

Licensed Public Accountants

Ottawa, Canada

February 26, 2015

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